Exhibit 10.1

FIRST AMENDMENT TO TERM LOAN AGREEMENT

This FIRST AMENDMENT to TERM LOAN AGREEMENT, dated as of July 29, 2016 (this “First Amendment”), by and among Numerex Corp., a Pennsylvania corporation (the “Lead Borrower”), the other Persons party hereto as that are designated as “Borrowers” (each a “Borrower” and, together with the Lead Borrower, the “Borrowers”), the other Persons party hereto designated as “Guarantors” (the “Guarantors”, and, together with the Borrowers, the “Credit Parties”), Crystal Financial LLC, a Delaware limited liability company, as administrative agent and collateral agent (in such capacities, the “Term Agent”) for the financial institutions from time to time party to the Term Loan Agreement (collectively, the “Term Lenders” and individually each a “Term Lender”) and for itself, the Term Lenders and the other Secured Parties.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Term Agent and the Term Lenders are party to that certain Term Loan Agreement dated as of March 9, 2016 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Term Loan Agreement”), pursuant to which the Term Lenders agreed, subject to the terms and conditions contained therein, to extend credit to the Borrowers; and

WHEREAS, the Credit Parties have requested that the Term Agent and the Term Lenders effect certain amendments to the Term Loan Agreement as more specifically set forth herein, and the Term Agent and the Term Lenders are willing to effect such amendments to the Term Loan Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1.	Defined Terms. Except as otherwise defined in this First Amendment, terms defined in the Term Loan Agreement are used herein as defined therein.

2.	Amendment to Term Loan Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5 below, the following amendments shall be incorporated into the Term Loan Agreement:

(a)	Section 5.23(d) of the Term Loan Agreement is hereby amended by deleting the grid contained therein in its entirety and substituting the following in its stead:

Quarter	Churn
March 31, 2016	-7.50%
June 30, 2016	-9.50%
September 30, 2016 and the last day of each fiscal quarter thereafter	-2.50%

(b)	Section 10.1 of the Term Loan Agreement is hereby amended by deleting the definition of “Adjusted EBITDA” in its entirety and substituting the following in its stead:

““Adjusted EBITDA” means, for any period, for the Lead Borrower and its Subsidiaries on a Consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Lead Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) non-cash equity-based compensation, (v) non-recurring, non-cash expenses which are deemed acceptable to the Term Agent, (vi) the fees, costs, and expenses payable by the Borrowers in connection with the closing of the transactions contemplated by the Loan Documents, (vii) fees and expenses paid in connection with field examinations and wind-down analyses in accordance with Section 4.9(c), (viii) the non-cash write-off of fixed assets during the second Fiscal Quarter of 2016 relating to the Atlanta Sublease in an amount not to exceed $377,000, (ix) the impairment charge taken during the second Fiscal Quarter of 2016 relating to the Atlanta Sublease in an amount not to exceed $889,000, (x) third party broker fees incurred during the second Fiscal Quarter of 2016 relating to the Atlanta Sublease not to exceed $460,000, (xi) severance paid during the second Fiscal Quarter of 2016 in an amount not to exceed $415,000, (xii) inventory reserves taken during second Fiscal Quarter of 2016 in an amount not to exceed $435,000, and (xiii) goodwill impairment charges taken during the second Fiscal Quarter of 2016 in an amount not to exceed $7,000,000; and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, local and foreign income tax credits of the Lead Borrower and its Subsidiaries for such period, (ii) extraordinary gains for such period and (iii) all non-cash, non-recurring items increasing Consolidated Net Income for such period. For quarterly periods prior to the closing date, “Adjusted EBITDA” shall be as follows: quarter ended December 31, 2015 - $1,963,000, quarter ended September 30, 2015 - $1,664,000 and quarter ended June 30, 2015 - $3,410,000.”

(c)	Section 10.1 of the Term Loan Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:

““Atlanta Sublease” means that certain sublease transaction or transactions entered into between the Lead Borrower, as sub-landlord, and Zep Inc., as a subtenant, with respect to that certain real property located at 3330 Cumberland Boulevard SE, Suite 700, Atlanta, GA 30339.”

3.	Amendment to Exhibits. Exhibit 4.2(b) to the Term Loan Agreement, the Form of Compliance Certificate, is hereby amended by deleting said exhibit in its entirety and replacing it with the corresponding exhibit set forth in Annex I attached hereto.

4.	Representations and Warranties. Each Credit Party hereby represents and warrants that:

(a)	no Default or Event of Default has occurred and is continuing;

(b)	the execution, delivery and performance of this First Amendment by each Credit Party are all within such Credit Party’s corporate powers, will not contravene any Requirement of Law or the terms of such Credit Party’s Organization Documents, or any Material Contract to which such Credit Party is a party or by which such Credit Party or its property is bound, and shall not result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Term Agent and Term Lenders pursuant to the Term Loan Agreement and the other Loan Documents as amended hereby;

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(c)	this First Amendment and each other agreement or instrument to be executed and delivered by the Credit Parties in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of such Credit Party and, if necessary, its stockholders, as the case may be, and the agreements and obligations of each Credit Party contained herein and therein constitute the legal, valid and binding obligations of such Credit Party, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor’s rights generally and by general principles of equity; and

(d)	after giving effect to this First Amendment, all representations and warranties contained in the Term Loan Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof, except (i) to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality, in which case they shall be true and correct in all respects.

5.	Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Term Agent (such date referred to herein as, the “Effective Date”):

(a)	the Term Agent shall have received this First Amendment, duly executed by each of the parties hereto;

(b)	after giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing;

(c)	all orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by, any Governmental Authority, or any other Person required to authorize or otherwise required in connection with the execution, delivery and performance by each Credit Party of this First Amendment and the transactions contemplated, shall have been obtained and shall be in full force and effect; and

(d)	the Credit Parties shall have paid in full all invoiced Credit Party expenses in connection with the preparation, execution, delivery and administration of this First Amendment and the other instruments and documents to be delivered hereunder (with such fees and expenses described in this paragraph being fully earned as of the date hereof, and no portion thereof shall be refunded or returned to the Credit Parties under any circumstances).

6.	Post-Closing Deliverable. The Credit Parties shall deliver, within ninety (90) days after entering into a replacement lease for the Credit Parties’ Atlanta, GA headquarters at a location to be determined (or such later date as may be determined by the Term Agent in its sole discretion), a collateral access agreement executed by the landlord with respect to such replacement location, in form and substance reasonably satisfactory to the Term Agent.

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7.	Effect on Loan Documents. The Term Loan Agreement and the other Loan Documents, after giving effect to the First Amendment, shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this First Amendment shall not operate as a waiver of any right, power, or remedy of the Term Agent or any other Secured Party under the Term Loan Agreement or any other Loan Document, as in effect prior to the date hereof. Each Credit Party hereby ratifies and confirms in all respects all of its obligations under the Loan Documents to which it is a party and each Credit Party hereby ratifies and confirms in all respects any prior grant of a security interest under the Loan Documents to which it is party.

8.	Further Assurances. Each Credit Party shall execute and deliver all agreements, documents and instruments, each in form and substance satisfactory to the Term Agent, and take all actions as the Term Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by the Term Agent and to fully consummate the transactions contemplated under this First Amendment and the Term Loan Agreement, as modified hereby.

9.	Release. Each Credit Party hereby remises, releases, acquits, satisfies and forever discharges Term Agent and the Term Lenders, their agents, employees, officers, directors, predecessors, attorneys and all others acting on behalf of or at the direction of Term Agent or the Term Lenders, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, or now has, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Effective Date, against Term Agent and the Term Lenders, their agents, employees, officers, directors, attorneys and all persons acting on behalf of or at the direction of Term Agent or the Term Lenders (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising under, or in connection with, or otherwise related to, the Loan Documents through the Effective Date. Without limiting the generality of the foregoing, each Credit Party waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they have or may have under, or in connection with, or otherwise related to, the Loan Documents as of the Effective Date, including, but not limited to, the rights to contest any conduct of Term Agent, the Term Lenders or other Releasees on or prior to the Effective Date.

10.	No Novation; Entire Agreement. This First Amendment evidences solely the amendment of certain specified terms and obligations of the Credit Parties under the Term Loan Agreement and is not a novation or discharge of any of the other obligations of the Credit Parties under the Term Loan Agreement. There are no other understandings, express or implied, among the Credit Parties, the Term Agent and the Term Lenders regarding the subject matter hereof or thereof.

11.	Choice of Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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12.	Counterparts; Facsimile Execution. This First Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile (or other electronic transmission) shall be as effective as delivery of a manually executed counterpart of this First Amendment. Any party delivering an executed counterpart of this First Amendment by facsimile (or other electronic transmission) also shall deliver a manually executed counterpart of this First Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.

13.	Construction. This First Amendment is a Loan Document. This First Amendment and the Term Loan Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this First Amendment shall supersede and control the terms, provisions and conditions of the Term Loan Agreement.

14.	Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their duly authorized officers of the date first above written.

Numerex Corp., as the Lead Borrower and a Borrower

By:	/s/ Kenneth L. Gayron
Name: Kenneth L. Gayron
Title: Chief Financial Officer

Cellemetry LLC, as a Borrower

By:	/s/ Kenneth L. Gayron
Name: Kenneth L. Gayron
Title: Treasurer

Cellemetry Services, LLC, as a Borrower

By:	/s/ Kenneth L. Gayron
Name: Kenneth L. Gayron
Title: Treasurer

NEXTALARM, LLC, as a Borrower

By:	/s/ Kenneth L. Gayron
Name: Kenneth L. Gayron
Title: Treasurer

NUMEREX GOVERNMENT SERVICES LLC, as a Borrower

By:	/s/ Kenneth L. Gayron
Name: Kenneth L. Gayron
Title: Treasurer

[Signature Page to First Amendment to Term Loan Agreement]

NUMEREX SOLUTIONS, LLC, as a Borrower

By:	/s/ Kenneth L. Gayron
Name: Kenneth L. Gayron
Title: Treasurer

OMNILINK SYSTEMS INC., as a Borrower

By:	/s/ Kenneth L. Gayron
Name: Kenneth L. Gayron
Title: Chief Financial Officer

ORBIT ONE COMMUNICATIONS, LLC, as a Borrower

By:	/s/ Kenneth L. Gayron
Name: Kenneth L. Gayron
Title: Treasurer

TELEMETRY SERVICES CORPORATION, as a Borrower

By:	/s/ Kenneth L. Gayron
Name: Kenneth L. Gayron
Title: CFO

UBLIP, INC., as a Borrower

By:	/s/ Kenneth L. Gayron
Name: Kenneth L. Gayron
Title: Chief Financial Officer

UPLINK SECURITY, LLC, as a Borrower

By:	/s/ Kenneth L. Gayron
Name: Kenneth L. Gayron
Title: Treasurer

[Signature Page to First Amendment to Term Loan Agreement]

CRYSTAL FINANCIAL LLC, as Term Agent

By:	/s/ Christopher A. Arnold
Name:	Christopher A. Arnold
Title:	Senior Managing Director

CRYSTAL FINANCIAL SPV LLC, as Term Lender

By:	/s/ Christopher A. Arnold
Name:	Christopher A. Arnold
Title:	Senior Managing Director

[Signature Page to First Amendment to Term Loan Agreement]

Annex I

Updated Exhibit 4.2(b)

Form of Compliance Certificate (see attached)

EXHIBIT 4.2(b)

FORM OF COMPLIANCE CERTIFICATE

To:	Crystal Financial LLC	Date: _____________________
Two International Place, 17th Floor
Boston, MA 02110

Re:            Term Loan Agreement dated as of March 9, 2016 (as amended, modified, supplemented or restated hereafter, the “Term Loan Agreement”) by and among (i) Numerex Corp., a Pennsylvania corporation (the “Lead Borrower”), (ii) the other Borrowers party thereto from time to time (together with the Lead Borrower, the “Borrowers”), (iii) the Guarantors party thereto from time to time, (iv) the Term Lenders party thereto from time to time party, and (v) Crystal Financial LLC, as term agent (the “Term Agent”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Term Loan Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Lead Borrower, hereby certifies to you as follows:

1.	No Default; Representations and Warranties.

a.	To the knowledge of the undersigned Responsible Officer, except as set forth in Appendix I, no Default or Event of Default has occurred and is continuing.

b.	If a Default or Event of Default has occurred and is continuing, the Lead Borrower and its Subsidiaries propose to take action as set forth in Appendix I with respect to such Default or Event of Default.

c.	Each of the representations and warranties set forth in the Term Loan Agreement is true and correct in all material respects as of the date hereof (without duplication of any materiality qualifier contained therein).

2.	Financial Calculations. Attached hereto as Appendix II are reasonably detailed calculations of the following, each as of the Fiscal [Month/Year] ending [_____][1]:

a.	Adjusted EBITDA;

b.	Consolidated Fixed Charge Coverage Ratio;

c.	Consolidated Total Net Leverage;

d.	Churn; and

e.	Liquidity.

1 Note: All calculations to be included regardless of whether compliance with any particular covenant is required for a given reporting period under the Term Loan Agreement.

3.	No Material Accounting Changes, Etc. The financial statements furnished to the Term Agent for the Fiscal [Month/Year] ending [_____] are complete, correct, and fairly present, in all material respects, in accordance with GAAP, the consolidated financial position and the results of operations of the Lead Borrower and its Subsidiaries on a consolidated basis at the close of, and the results of the Lead Borrower and its Subsidiaries’ operations and cash flows for, the period(s) covered, subject to, with respect to the monthly financial statements, normal year-end adjustments and the absence of footnotes. There has been no change in GAAP or the application thereof since the date of the audited financial statements furnished to the Term Agent for the year ending [_____], other than the material accounting changes as disclosed on Appendix III hereto.

4.	Intellectual Property. Except as set forth on Appendix IV hereto, there has been no change to the information provided in Schedule 3.16 to the Term Loan Agreement since the date of the most recently delivered compliance certificate.

5.	Commercial Tort Claims. Except as set forth on Appendix V hereto, there has been no change to the information provided in Schedule 1 to the Guaranty and Security Agreement since the date of the most recently delivered compliance certificate.

[Signature Page Follows]

IN WITNESS WHEREOF, I have executed this certificate as of the date first written above.

By:
Responsible Officer of Lead Borrower

Name:

Title:

Appendix I

Except as set forth below, no Default or Event of Default presently exists. [If a Default or Event of Default exists, the following describes the nature of the Default or Event of Default in reasonable detail and the steps being taken or contemplated by the Lead Borrower and its Subsidiaries to be taken on account thereof.]

Appendix II

A. Calculation of Adjusted EBITDA2

1.	Consolidated Net Income:	$
plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

2.	Consolidated Interest Expense:	$

3.	the provision for federal, state, local and foreign income taxes payable by the Lead Borrower and its Subsidiaries:	$

4.	depreciation and amortization expense:	$

5.	non-cash equity-based compensation:	$

6.	non-recurring, non-cash expenses which are deemed acceptable to the Term Agent:	$

7.	the fees, costs and expenses payable by the Borrowers in connection with the closing of the transactions contemplated by the Loan Documents:	$

8.	fees and expenses paid in connection with field examinations and wind-down analyses in accordance with Section 4.9(c) of the Term Loan Agreement:	$

9.	the non-cash write-off of fixed assets during the second Fiscal Quarter of 2016 relating to the Atlanta Sublease in an amount not to exceed $377,000:	$

10.	the impairment charge taken during the second Fiscal Quarter of 2016 relating to the Atlanta Sublease in an amount not to exceed $889,000:	$

11.	third party broker fees incurred during the second Fiscal Quarter of 2016 relating to the Atlanta Sublease not to exceed $460,000:	$

12.	severance paid during the second Fiscal Quarter of 2016 in an amount not to exceed $415,000:	$

13.	inventory reserves taken during second Fiscal Quarter of 2016 in an amount not to exceed $435,000:	$

14.	goodwill impairment charges taken during the second Fiscal Quarter of 2016 in an amount not to exceed $7,000,000:	$

minus the following to the extent included in calculating such Consolidated Net Income:

2 For quarterly periods prior to the Closing Date, “Adjusted EBITDA” shall be as follows: quarter ended December 31, 2015 - $1,963,000, quarter ended September 30, 2015 - $1,664,000 and quarter ended June 30, 2015 - $3,410,000.

15.	federal, state, local and foreign income tax credits of the Lead Borrower and its Subsidiaries:	$

16.	extraordinary gains for such period:	$

17.	all non-cash, non-recurring items increasing Consolidated Net Income:	$

18.	the sum of lines A-2 through A-14:	$

19.	the sum of lines A-15 through A-17:	$

20.	Adjusted EBITDA (line A-1 plus line A-18 minus line A-19):	$

In compliance with minimum Adjusted EBITDA covenant, pursuant to Section 5.23 of the Term Loan Agreement (applicable only for calculations as of the end of a Fiscal Quarter):		[Yes/No/NA]

B. Calculation of Consolidated Fixed Charge Coverage Ratio

1.	Adjusted EBITDA (line A-20):		$

2.	Capital Expenditures paid in cash:		$
plus:

3.	the aggregate amount (but not less than $0) of federal, state, local and foreign income taxes paid in cash:		$

4.	Debt Service Charges paid in cash:

	a.	Consolidated Interest Expense[3]:	$

	b.	All scheduled principal payments made or required to be made on account of Indebtedness for borrowed money (including, without limitation, principal payments in accordance with Section 1.6(a)(i) of the Term Loan Agreement and obligations with respect to Capital Leases for such period (excluding, for the avoidance of doubt, all voluntary and mandatory prepayments):	$

	c.	the sum of lines B-4-a and B-4-b:	$

5.	Restricted Payments paid in cash:		$

6.	the sum of lines B-2, B-3, B-4-c and B-5:		$

7.	Consolidated Fixed Charge Coverage Ratio (the ratio of line B-1 to line B-6):		[__] : [__]

In compliance with minimum Consolidated Fixed Charge Coverage Ratio covenant, pursuant to Section 5.23 of the Term Loan Agreement (applicable only for calculations as of the end of a Fiscal Quarter):			[Yes/No/NA]

3 With respect to the calculation of the amounts set forth in line B-4-a above, for each of the quarters ending on March 31, 2016, June 30, 2016, September 30, 2016 and December 30, 2016, such amounts shall be calculated by: (i) determining the actual amount thereof from the Closing Date through such date of determination, (ii) dividing such amount by the number of days that have elapsed from the Closing Date through such date of determination, and (iii) multiplying the result by 365.

C. Calculation of Consolidated Total Net Leverage

1.	Net Debt:	$

2.	Consolidated Total Net Leverage (the ratio of line C-1 to Adjusted EBITDA (line A-20)):	[__] : [__]

In compliance with maximum Consolidated Total Net Leverage covenant, pursuant to Section 5.23 of the Term Loan Agreement (applicable only for Calculations as of the end of a Fiscal Quarter):		[Yes/No/NA]

D. Calculation of Churn

1.	Aggregate number of subscribers at the end of the period:	[__]
minus

2.	Aggregate number of subscribers at the end of the prior period:	[__]

3.	Subscriber disconnect (line D-1 minus line D-2):	[__]

4.	Churn (line D-3 divided by line D-2):	[__]

In compliance with subscriber Churn covenant, pursuant to Section 5.23 of the Term Loan Agreement (applicable only for calculations as of the end of a Fiscal Quarter):		[Yes/No/NA]

E. Minimum Liquidity

Liquidity:	$

Minimum Liquidity:	$5,000,000

In compliance with minimum Liquidity covenant, pursuant to Section 5.23 of the Term Loan Agreement:		[Yes/No]

Appendix III

Except as set forth below, no material changes in GAAP or the application thereof have occurred since [the date of the most recently delivered financial statements to the Term Agent prior to the date of this certificate]. [If material changes in GAAP or in application thereof have occurred, the following describes the nature of the changes in reasonable detail and the effect, if any, of each such material change in GAAP or in application thereof in the calculation of the financial covenants described in the Term Loan Agreement].

Appendix IV

Except as set forth below, there has been no change to the information provided in Schedule 3.16 (Intellectual Property)_to the Term Loan Agreement since the date of the most recently delivered compliance certificate.

Appendix V

Except as set forth below, there has been no change to the information provided in Schedule 1 (Commercial Tort Claims) to the Guaranty and Security Agreement since the date of the most recently delivered compliance certificate.